                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT No. 1

                                      TO

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         December 16, 1996
                                                 ----------------------------

                        Physician Support Systems, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Delaware                     33-80731                     13-3624081
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission                  (IRS Employer
of incorporation)               File Number)                 Identification No.)


     Route 230 and Eby-Chiques Road, Mt. Joy, PA                      17552
--------------------------------------------------------------------------------
     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code        (717) 653-5340
                                                    ----------------------------

                                not applicable
--------------------------------------------------------------------------------
     (Former name or former address, if changed since last report.)

        Physician Support Systems, Inc., a Delaware Corporation ("PSS"), hereby amends its Current Report on Form 8-K dated December 30, 1996 as set forth below.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.


        Set forth below are the audited combined financial statements of C-Care, Inc. T/A The MARS Group and Affiliates ("The MARS Group"), as of December 31, 1994 and 1995 and for each of the two years ended December 31, 1994 and 1995. These financial statements have been audited by Alloy, Silverstein, Shapiro, Adams, Mulford & Co., independent auditors. Also set forth below are the unaudited financial statements of The MARS Group as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996. These unaudited statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the entire year.

To the Board of Directors and Shareholders of
C-Care, Inc. T/A The MARS Group
Camden, New Jersey  08102


     We have audited the accompanying combined balance sheets of C-Care, Inc. T/A The MARS Group and Affiliates as of December 31, 1994 and 1995, and the related combined statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of C-Care, Inc. T/A The MARS Group and Affiliates as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As discussed in Note 13, C-Care, Inc. T/A The MARS Group and Affiliates consummated a purchase transaction on December 16, 1996.



                               ALLOY, SILVERSTEIN, SHAPIRO, ADAMS, MULFORD & CO.


Cherry Hill, New Jersey
February 18, 1997

                C-CARE, INC. T/A THE MARS GROUP AND AFFILIATES
                ----------------------------------------------
                            COMBINED BALANCE SHEETS
                            -----------------------

                                                                          September 30
                                                                          -------------
                                                   December 31                1996
                                                   -----------                ----
                                               1994           1995         (Unaudited)
                                               ----           ----        -------------
        ASSETS
        ------
CURRENT ASSETS
--------------
 Cash                                        $  990,656     $  271,466      $  876,214
 Accounts Receivable - net of
  allowance for doubtful accounts
  of $365,650 in 1994 and $807,803
  in 1995 and $621,277 at
  September 30, 1996 (unaudited)              1,861,481      1,698,093       1,903,766
                                             ----------     ----------      ----------
        TOTAL CURRENT ASSETS                  2,852,137      1,969,559       2,779,980
        --------------------                 ----------     ----------      ----------

PROPERTY AND EQUIPMENT                        1,105,547      1,326,108       1,382,277
----------------------
 Less: Accumulated Depreciation                 759,753        996,942       1,099,343
                                             ----------     ----------      ----------
        NET PROPERTY AND EQUIPMENT              345,794        329,166         282,934
        --------------------------           ----------     ----------      ----------

OTHER ASSETS
------------
 Prepaid Excise Taxes                            61,105         34,194             709
 Security Deposits                                1,950              -             950
 Advances to Stockholders                             -          4,197           4,986
 Loans to Affiliates                            187,628        166,745         216,632
                                             ----------     ----------      ----------
        TOTAL OTHER ASSETS                      250,683        205,136         223,277
        ------------------                   ----------     ----------      ----------

TOTAL ASSETS                                 $3,448,614     $2,503,861      $3,286,191
------------                                 ==========     ==========      ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
CURRENT LIABILITIES
-------------------
 Note Payable                                $   40,000     $   70,000      $        -
 Current Portion of Long Term Debt               45,000        105,000         142,380
 Accounts Payable                               143,429        123,973          61,612
                                             ----------     ----------      ----------
        TOTAL CURRENT LIABILITIES               228,429        298,973         203,992
        -------------------------

LONG TERM DEBT, less current
--------------
 portion above                                   86,250        281,250         280,120

LOANS FROM AFFILIATES                            79,594         33,000           6,858
---------------------

ADVANCES FROM STOCKHOLDERS                       95,713              -               -
--------------------------                   ----------     ----------      ----------

TOTAL LIABILITIES                               489,986        613,223         490,970
-----------------                            ----------     ----------      ----------

STOCKHOLDERS' EQUITY
--------------------
 Common Stock                                     8,000          8,000           8,000
 Retained Earnings                            2,950,628      1,882,638       2,787,221
                                             ----------     ----------      ----------
        TOTAL STOCKHOLDERS' EQUITY            2,958,628      1,890,638       2,795,221
        --------------------------           ----------     ----------      ----------

TOTAL LIABILITIES AND STOCKHOLDERS'
----------------------------------
EQUITY                                       $3,448,614     $2,503,861      $3,286,191
------                                       ==========     ==========      ==========

   The accompanying notes are an integral part of these statements.

                 C-CARE, INC. T/A THE MARS GROUP AND AFFILIATES
                 ----------------------------------------------
                         COMBINED STATEMENTS OF INCOME
                         -----------------------------



                                                                             Nine Month Period Ended
                                                                          ----------------------------
                                             Year Ended December 31               September 30
                                          ----------------------------    ----------------------------
                                              1994            1995            1995            1996
                                          ------------    ------------    ------------    ------------
                                                                          (Unaudited)     (Unaudited)
                                                                          ------------    ------------

REVENUE COLLECTED
-----------------
  Fees                                   $7,976,544     $ 7,353,978      $5,622,732      $6,592,382

OPERATING EXPENSES
------------------
  Salaries and Wages                      3,463,073       4,454,190       3,264,284       3,639,538
  General and Administrative              3,981,992       3,703,397       2,541,053       1,926,934
  Depreciation                              174,072         237,187         190,516         102,403
                                         ----------     -----------      ----------      ----------
        TOTAL OPERATING EXPENSES          7,619,137       8,394,774       5,995,853       5,668,875
        ------------------------         ----------     -----------      ----------      ----------

INCOME (LOSS) FROM OPERATIONS
-----------------------------
BEFORE OTHER INCOME (EXPENSES)              357,407      (1,040,796)       (373,121)        923,507
------------------------------           ----------     -----------      ----------      ----------

OTHER INCOME (EXPENSES)
-----------------------
  Interest Expense                          (23,271)        (30,966)        (17,520)        (39,766)
  Interest Income                            10,301          15,023           9,065          23,397
                                         ----------     -----------      ----------      ----------
TOTAL OTHER INCOME (EXPENSES)               (12,970)        (15,943)         (8,455)        (16,369)
-----------------------------            ----------     -----------      ----------      ----------

INCOME (LOSS) BEFORE STATE
--------------------------
INCOME TAXES                                344,437      (1,056,739)       (381,576)        907,138
------------

STATE INCOME TAXES                           14,382          11,251           9,765           2,555
------------------                       ----------     -----------      ----------      ----------

NET INCOME (LOSS)                        $  330,055     $(1,067,990)     $ (391,341)     $  904,583
-----------------                        ==========     ===========      ==========      ==========



  The accompanying notes are an integral part of these statements.

                 C-CARE, INC. T/A THE MARS GROUP AND AFFILIATES
                 ----------------------------------------------
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                  -------------------------------------------


                                      Common Stock                           Total
                                      ------------          Retained      Stockholders'
                                    Shares      Amount      Earnings         Equity
                                    ------      ------      --------         ------
                                   (Issued)
BALANCE - DECEMBER 31, 1993         1966.5      $8,000    $ 2,620,573     $ 2,628,573
---------------------------
  Net Income                            .-           -        330,055         330,055
                                    ------    --------    -----------     -----------

BALANCE - DECEMBER 31, 1994         1966.5       8,000      2,950,628       2,958,628
---------------------------
  Net (Loss)                            .-           -     (1,067,990)     (1,067,990)
  Issuance of Common Stock            33.5           -              -               -
                                    ------    --------    -----------     -----------
BALANCE - DECEMBER 31, 1995         2000.0       8,000      1,882,638       1,890,638
---------------------------
  Net Income (Unaudited)                .-           -        904,583         904,583
  Issuance of Common Stock          1000.0           -              -               -
                                    ------    --------    -----------     -----------
BALANCE - SEPTEMBER 30, 1996
----------------------------
(UNAUDITED)                         3000.0      $8,000    $ 2,787,221     $ 2,795,221
-----------                         ======    ========    ===========     ===========



   The accompanying notes are an integral part of these statements.

                 C-CARE, INC. T/A THE MARS GROUP AND AFFILIATES
                 ----------------------------------------------
                       COMBINED STATEMENTS OF CASH FLOWS
                       ---------------------------------

                                                       Year Ended              Nine Month Period Ended
                                                       ----------              -----------------------
                                                       December 31                   September 30
                                                       -----------                   ------------
                                                    1994         1995             1995           1996
                                                    ----         ----             ----           ----
                                                                               (Unaudited)    (Unaudited)
                                                                               -----------    -----------
OPERATING ACTIVITIES:
--------------------
  Net Income (Loss)                           $ 330,055     $(1,067,990)     $  (391,341)     $  904,583

ADJUSTMENTS TO RECONCILE NET INCOME
-----------------------------------
(LOSS) TO NET CASH PROVIDED BY (USED
------------------------------------
IN) OPERATING ACTIVITIES:
------------------------
  Bad Debt Expense (Recovery)                   191,226         442,153          188,674        (186,526)
  Depreciation                                  174,072         237,187          190,516         102,403
Change in Operating Assets and
------------------------------
Liabilities:
-----------
  (Increase) Decrease in Accounts
   Receivable                                   231,056        (278,763)        (215,749)        (19,149)
  (Increase) Decrease in Prepaid
   Excise Taxes                                 (26,925)         26,911           26,911          33,485
  Increase (Decrease) in Accounts
   Payable                                       96,394         (19,456)        (132,187)        (62,361)
                                                -------       ---------         --------         -------
NET CASH PROVIDED BY (USED IN)
------------------------------
OPERATING ACTIVITIES                            995,878        (659,958)        (333,176)        772,435
------------------------------                  -------       ---------         --------         -------

INVESTING ACTIVITIES:
--------------------
  Purchase of Property and Equipment           (104,643)       (220,561)        (189,539)        (56,169)
  Deposits Returned (Paid)                            -           1,950            1,950            (950)
NET CASH (USED IN) INVESTING                    -------       ---------         --------         -------
----------------------------
ACTIVITIES                                     (104,643)       (218,611)        (187,589)        (57,119)
----------                                      -------       ---------         --------         -------

FINANCING ACTIVITIES:
--------------------
  Proceeds from Notes Payable                    40,000          30,000           30,000               -
  Payments on Notes Payable                           -               -                -         (70,000)
  Proceeds from Long Term Debt                        -         300,000                -         141,250
  Payments on Long Term Debt                    (45,000)        (45,000)         (33,750)       (105,000)
  Increase (Decrease) on Loans from
   Affiliates                                    46,594         (46,594)         (45,844)        (26,142)
  Increase (Decrease) on Loans to
   Affiliates                                   (65,064)         20,883          135,883         (49,887)
  Increase (Decrease) from Advances
   from Stockholders                             26,941         (95,713)         (95,713)              -
  Increase (Decrease) from Advances
   to Stockholders                                    -          (4,197)          (4,197)           (789)
                                                -------       ---------         --------         -------
NET CASH PROVIDED BY (USED IN)
------------------------------
FINANCING ACTIVITIES                              3,471         159,379          (13,621)       (110,568)
--------------------                            -------       ---------         --------         -------

NET INCREASE (DECREASE) IN CASH                 894,706        (719,190)        (534,386)        604,748
-------------------------------

CASH - BEGINNING OF YEAR                         95,950         990,656          990,656         271,466
------------------------                        -------       ---------         --------         -------

CASH - END OF YEAR                            $ 990,656     $   271,466      $   456,270      $  876,214
------------------                              =======       =========         ========         =======

SUPPLEMENTAL DISCLOSURE:
-----------------------
  Income Taxes Paid                           $  14,382     $    11,251      $     9,765      $    2,555
                                                =======       =========         ========         =======

  Interest Paid                               $  23,271     $    30,966      $    17,520      $   39,766
                                                =======       =========         ========         =======

The accompanying notes are an integral part of these statements.

                 C-CARE, INC. T/A THE MARS GROUP AND AFFILIATES
                 ----------------------------------------------
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------
                    YEARS ENDED DECEMBER 31, 1994 AND 1995
                    --------------------------------------
     AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)
     --------------------------------------------------------------------

1.  Business Activity
    -----------------
    C-Care Inc. was incorporated in the State of New Jersey on August 4, 1993 to provide billing and collection related services to hospitals. Medical Assistance Recovery Systems, Inc. was incorporated in the Commonwealth of Pennsylvania on January 24, 1986. Medical Recovery Plus, Inc. was incorporated in the Commonwealth of Pennsylvania on February 2, 1988. MATRAK, Inc. was incorporated in the Commonwealth of Pennsylvania on August 7, 1986. Professional Medical Recovery Service, Inc. was incorporated in the State of New Jersey on January 17, 1985. H.O.P.E. Enterprises Group, Inc. was incorporated in the State of New Jersey on July 18, 1996. The accompanying financial statements include the accounts of all these companies ("The MARS Group"). On October 1, 1995, Medical Assistance Recovery Systems, Inc., Medical Recovery Plus, Inc. and MATRAK, Inc.
    were merged into C-Care Inc. The MARS Group provides billing and collection related services to hospitals in New Jersey, Pennsylvania and Delaware.

2.  Summary of Significant Accounting Policies
    ------------------------------------------

    Principles of Combination
    -------------------------
    The combined financial statements include the accounts of all the companies contained in The MARS Group. All significant intercompany accounts and transactions have been eliminated.

    Use of Estimates
    ----------------
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Property and Equipment
    ----------------------
    Property and equipment are recorded at cost. Depreciation on assets is provided using federally prescribed rates, which are not materially different from normal depreciation methods, and recovery periods as set forth below:
                                                     Years
                                                    ------
          Furniture and Fixtures                      7
          Equipment                                   5

    Revenue Recognition
    -------------------
    The Company recognizes revenue based upon a percentage of client hospital collections in the period the client hospital collections are received.

    Accounts Receivable
    -------------------
    The Company provides an accounts receivable allowance based on management's estimate of the net realizable value of accounts receivable.

                 C-CARE, INC. T/A THE MARS GROUP AND AFFILIATES
                 ----------------------------------------------
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------
                    YEARS ENDED DECEMBER 31, 1994 AND 1995
                    --------------------------------------
     AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)
     --------------------------------------------------------------------
                                  (Continued)



2.  Summary of Significant Accounting Policies (Continued)
    ------------------------------------------

    Income Taxes
    ------------
    The stockholders of the Company and H.O.P.E. Enterprises Group, Inc. have elected under the Internal Revenue Code and for certain states to be taxed individually for the profits of the S corporation. Professional Medical Recovery Service, Inc. is a C Corporation.

    Interim Financial Information
    -----------------------------
    The unaudited financial information contained herein reflects all adjustments which, in the opinion of the Company, are necessary for a fair presentation of the results of operations for the nine month periods ended September 30, 1996 and 1995.

    Fair Value of Financial Instruments
    -----------------------------------
    Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments approximate the carrying value of such amounts.

3.  Property and Equipment
    ----------------------
    Property and Equipment consist of the following:

                                        December 31            September 30
                                        -----------            ------------
                                    1994           1995            1996
                                    ----           ----            ----
                                                                (Unaudited)
                                                                -----------
   Furniture and Fixtures        $   286,176    $   321,485     $   324,597
   Improvements                       50,399         52,899          52,899
   Equipment                         768,972        951,724       1,004,781
                                   ---------      ---------       ---------
      Total                      $ 1,105,547    $ 1,326,108     $ 1,382,277
      -----                        =========      =========       =========

4.  Loans to Affiliates
    -------------------
    Represents non-interest bearing advances to entities controlled by certain Company stockholders. The advances have no set terms of repayment.

5.  Note Payable
    ------------
    The Company has available a line of credit in the amount of $200,000 bearing interest at prime plus 1%. The note is secured by equipment and general intangibles. The balance outstanding at December 31, 1994 and 1995 was $40,000 and $70,000, respectively. At December 31, 1995, an additional $90,000 had been borrowed on the line by an entity controlled by certain stockholders of the Company.

                 C-CARE, INC. T/A THE MARS GROUP AND AFFILIATES
                 ----------------------------------------------
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------
                     YEARS ENDED DECEMBER 31, 1994 AND 1995
                     --------------------------------------
     AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)
     --------------------------------------------------------------------
                               (Continued)


6.  Long Term Debt
    --------------

                                               December 31        September 30
                                               -----------        ------------
                                             1994        1995         1996
                                             ----        ----         ----
                                                                   (Unaudited)
                                                                   -----------
    Note payable, secured by equipment
     and general intangibles, payable
     in equal monthly principal pay-
     ments of $3,750 plus interest at
     prime plus 1% through October 1997.
     Interest rate at December 31, 1995
     was 9.5%.                           $ 131,250    $  86,250     $  52,500

    Note payable, secured by equipment
     and general intangibles, payable
     in equal monthly principal pay-
     ments of $3,115 plus interest at
     prime plus 1% through October
     1999.  Interest rate at
     September 30, 1996 was 9.25%.               -            -       115,000

    Note payable, secured by equipment
     and general intangibles, payable
     in equal monthly principal pay-
     ments of $5,000 plus interest
     at prime plus 1% through
     December, 2000. Interest rate
     at December 31, 1995 was 9.5%.              -      300,000       255,000
                                           -------      -------       -------
                                           131,250      386,250       422,500
    Less: Current Portion                   45,000      105,000       142,380
                                           -------      -------       -------
          Total                          $  86,250    $ 281,250     $ 280,120
          -----                            =======      =======       =======


    The long term debt maturing in the next five years is:


       1996                                 $ 136,150
       1997                                   138,630
       1998                                    97,380
       1999                                    90,916
       2000                                    60,000

    All long term debt was paid off by the Company on December 19, 1996.

7.  Loans from Affiliates
    ---------------------
    Represents non-interest bearing advances from entities controlled by certain Company stockholders. The advances have no set terms of repayments.

                 C-CARE, INC. T/A THE MARS GROUP AND AFFILIATES
                 ----------------------------------------------
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------
                     YEARS ENDED DECEMBER 31, 1994 AND 1995
                     --------------------------------------
     AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)
     --------------------------------------------------------------------
                                  (Continued)



8.  Advances from Stockholders
    --------------------------
    Represents non-interest bearing advances with no set terms of repayment.

9.  Common Stock
    ------------
    Common stock consists of the following:

    At December 31, 1994, no par value, 5114 shares authorized, 1966.5 issued and outstanding; at December 31, 1995, no par value, 3500 shares authorized, 2000 issued and outstanding; at September 30, 1996, no par value, 4500 shares authorized, 3000 issued and outstanding. The Company and its affiliates issued 33.5 shares of common stock in the year ended December 31, 1995 and 1,000 shares of common stock in the nine month period ended September 30, 1996.


10. Commitments and Contingencies
    -----------------------------
    Operating Leases -
    ----------------
    The Company occupies office space in various locations under operating leases which expire in various years through 2008. Certain lease agreements are with related entities. Total rent expense was $174,086 and $214,001 for the years ended December 31, 1994 and 1995 and $148,679 and $246,511 for the nine months ended September 30, 1995 and 1996 (unaudited), respectively. Rent expense to related parties was $128,835 and $164,698 for the years ended December 31, 1994 and 1995 and $111,875 and $155,754 for the nine months ended September 30, 1995 and 1996 (unaudited), respectively.

    Minimum future rental payments for each of the next five years and in the aggregate are:

           1996                          $  227,528
           1997                             236,466
           1998                             237,560
           1999                             197,310
            2000                            184,680
           Thereafter                     1,402,800
                                         ----------
    Total Minimum Lease Payments         $2,486,344
    ----------------------------          =========

    Litigation -
    ----------
    The Company is involved in legal matters arising in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from such matters will not have a material effect on the Company's financial condition or results of operations.

                 C-CARE, INC. T/A THE MARS GROUP AND AFFILIATES
                 ----------------------------------------------
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------
                     YEARS ENDED DECEMBER 31, 1994 AND 1995
                     --------------------------------------
     AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996 (UNAUDITED)
     --------------------------------------------------------------------
                                  (Continued)


11. Concentrations of Credit Risk
    -----------------------------

    The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's uninsured cash balances total $276,585 at December 31, 1995. The Company's uninsured cash balances total $709,096 at September 30, 1996 (unaudited).

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company considers the concentration of credit risk in accounts receivable to be limited due to the large number of customers comprising the Company's customer base. The Company does not generally require collateral.

12. Related Party Transactions
    --------------------------

    The Company paid management fees in the amount of $5,625 and $99,169 for the years ended December 31, 1994 and 1995, and $26,356 and $50,000 for the nine months ended September 30, 1995 and 1996 (unaudited), respectively, to an entity controlled by certain stockholders of the Company.



13. Subsequent Events
    -----------------

    On December 16, 1996, the stockholders of the Company and its affiliates consummated a transaction whereby all of the stock of the Company and its affiliates would be acquired by PSS C-Care, Inc., a wholly owned subsidiary of Physician Support Systems, Inc.

    (b) PRO FORMA FINANCIAL INFORMATION.

        The following unaudited pro forma financial information gives effect to the acquisition by Physician Support Systems, Inc. ("PSS") of each of (i) C-Care, Inc., a New Jersey corporation ("C-Care"), (ii) H.O.P.E. Enterprises Group, Inc., a New Jersey corporation ("HOPE"), and (iii) Professional Medical Recovery Service, Inc., a New Jersey corporation ("PMRS", and together with C-Care and HOPE, "The MARS Group"). Such acquisitions were accounted for as purchases. The unaudited pro forma financial information also gives effect to the acquisitions by PSS of North Coast Health Care Management Group ("NCHCM"), Medical Management Support, Inc. ("MMS") and Data Processing Systems, Inc. ("DPS") on February 12, 1996, PBS Northwest, Inc. ("PBS") on May 8, 1996, ALM, Inc. ("ALM") on May 21, 1996, and the MIS Group ("MIS") on September 3, 1996, all of which were accounted for as purchases (together, the "Acquired Businesses"), and the acquisitions by PSS of Synergistic Systems, Inc. ("SSI") on June 28, 1996, and EE&C Financial Services, Inc. ("EEC") on August 31, 1996, which were accounted for as poolings of interests. The unaudited pro forma financial statements are derived from the historical financial statements of PSS, SSI, EEC, The MARS Group and the Acquired Businesses including those of PBS, ALM, SSI, EEC and MIS included in PSS' reports on Form 8-K dated May 14, 1996, June 4, 1996, July 8, 1996, September 13, 1996, and September 16, 1996,
respectively, in each case as amended by Amendment No. 1 thereto, which are incorporated herein by reference, and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.


        The unaudited pro forma balance sheet gives effect to the acquisition by PSS of The MARS Group as if such acquisition had occurred on September 30, 1996. Such unaudited pro forma balance sheet is derived from the unaudited consolidated balance sheet of PSS as of September 30, 1996 included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 which is incorporated herein by reference, as well as the unaudited balance sheet of The MARS Group as of September 30, 1996 included elsewhere in this Form 8-K.

        The unaudited pro forma statements of operations present unaudited pro forma results of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996. For purposes of the unaudited pro forma statements of operations, the acquisitions by PSS of the Acquired Businesses are included as if such acquisitions had occurred on January 1, 1995. In addition, the unaudited pro forma statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 include pro forma adjustments related to the Company's initial public offering of Common Stock which was completed on February 12, 1996. The unaudited pro forma statement of operations for the year ended December 31, 1995 is derived from the audited consolidated statement of operations of PSS for the year ended December 31, 1995 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the audited and unaudited statements of operations of SSI, EEC, the Acquired Businesses and The MARS Group (included elsewhere in this Form 8-K) for the year ended December 31, 1995. The unaudited pro forma statement of operations for the nine months ended September 30, 1996 is derived from the unaudited consolidated statement of operations of PSS for the nine months ended September 30, 1996 included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 (which includes the results of operations of SSI and EEC for the nine months then ended and which also includes the results of operations of the Acquired Businesses from the effective dates of their acquisitions by PSS to September 30, 1996) which is incorporated herein by reference and the unaudited statement of operations of The MARS Group for the nine months ended September 30, 1996 included elsewhere in this Form 8-K.


         Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma financial information presented herein are not necessarily indicative of the results PSS would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of PSS. The unaudited pro forma financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Report.


                                                                             Physician Support Systems, Inc.
                                                                                 Pro Forma Balance Sheet
                                                                                   September 30, 1996
                                                                                       (Unaudited)
                                                                                         ($000s)

                                                     Physician Support
                                                     Systems, Inc. and                             Pro Forma
ASSETS                                                    Subsidiaries           MARS Group      Adjustments             Pro Forma
                                                     -----------------     -----------------   -------------      ----------------
Current Assets

      Cash and cash equivalents                      $           4,997     $            876                       $          5,873
      Accounts receivable                                       13,359                1,904                                 15,263
      Accounts receivable - unbilled                            11,203                                                      11,203
      Prepaid expenses and other current assets                  1,900                                                       1,900
                                                     -----------------     -----------------                      ----------------
Total Current Assets                                            31,459                 2,780                                34,239

Property and equipment                                           7,708                   283                                 7,991
Intangible assets - net                                         43,740                                 8,906 (a)            52,646
Due from related parties                                           572                                                         572
Other assets                                                     1,764                   223                                 1,988
                                                     -----------------     -----------------                      ----------------

                                                     $          85,243     $           3,286                      $         97,435
                                                     =================     =================                      ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
      Accounts payable                               $           2,252     $              62                      $          2,313
      Accrued expenses                                          14,844                                   800 (a)            15,644
      Current portion long-term debt                             2,500                   142                                 2,642
      Current portion of other long-term liabilities               901                                                         901
      Deferred income taxes                                      2,634                                   500 (a)             3,134
                                                     -----------------     -----------------                      ----------------
Total Current Liabilities                                       23,132                   204                                24,636
                                                     -----------------     -----------------                      ----------------
Long-term debt                                                   8,134                   280           7,617 (a)            16,031
                                                     -----------------     -----------------                      ----------------

Other long-term liabilities                                      3,213                     7                                 3,220
                                                     -----------------     -----------------                      ----------------

Deferred income taxes                                            1,401                                                       1,401
                                                     -----------------                                            ----------------


Stockholders' equity
      Preferred stock
      Common stock                                                   9                     8              (8)(a)                 9
      Common stock                                                                                         1 (a)
      Additional paid-in-capital                                53,088                                 2,784 (a)            55,873
      Retained earnings (accumulated deficit)                   (3,734)                2,787          (2,787)(a)            (3,734)
                                                     -----------------     -----------------                      ----------------
                                                                49,363                 2,795                                52,148
                                                     -----------------     -----------------                      ----------------
                                                     $          85,243     $           3,286                      $         97,435
                                                     =================     =================                      ================

                  See notes to pro forma financial statements

                                                              Physician Support Systems, Inc.
                                                             Pro Forma Statement of Operations
                                                               Year Ended December 31, 1995
                                                                        (Unaudited)
                                                                          ($000s)
                                                   Physician
                                                    Support
                                                Systems, Inc.                           Acquired
                                                and Subsidiary        EEC         SSI  Businesses  MARS Group
                                                --------------   ---------  ---------  ----------  ----------

Revenues                                          $     19,584   $ 23,620   $  9,831   $ 18,559  $    7,354
Operating Expenses:
          Wages and salaries                             9,661     16,466      5,590     10,050       4,454
          General and administrative                     6,846      6,297      3,742      7,117       3,703
          Depreciation and amortization                  3,378        543        420        535         237
                                                 -------------  ---------  ---------  ---------  ----------
                                                        19,885     23,306      9,752     17,702       8,395
                                                 -------------  ---------  ---------  ---------  ----------

Income (loss) from operations                             (301)       314         79        857      (1,041)
                                                 -------------  ---------  ---------  ---------  ----------

Other Income (expense)
          Interest                                      (1,476)      (261)       (59)      (387)        (16)
          Interest and other income (expense)                4         (3)        22        (47)          -
                                                 -------------  ---------  ---------  ---------  ----------
                                                        (1,472)      (264)       (37)      (433)        (16)

Income (loss) before income taxes (benefit)             (1,773)        50         42        424      (1,057)
Income taxes (benefit)                                    (500)        (4)        17        149          11
                                                 -------------  ---------  ---------  ---------  ----------

Net income (loss)                                $      (1,273) $      54  $      25  $     274  $   (1,068)
                                                 ==============  ========  =========  =========  ==========


Weighted average shares outstanding


Net income (loss) per share

                                            Pro Forma Adjustments           Pro Forma         Pro forma
                                              Acquired Businesses,        Adjustments          Offering
                                                   EEC, SSI                MARS Group       Adjustments           Pro Forma
                                            ---------------------       -------------       -----------       -------------

Revenues                                                                                                      $      78,948
Operating Expenses:
          Wages and salaries                                (100) (b)                                                46,121
          General and administrative                         -                                                       27,706
          Depreciation and amortization                    1,628  (c)             455  (c)                            7,197
                                                                                                              -------------
                                                                                                                     81,023
                                                                                                              -------------

Income (loss) from operations                                                                                        (2,075)
                                                                                                              -------------

Other Income (expense)

          Interest expense                                   224  (d)            (498)  (e)       1,356  (f)         (1,117)
          Interest and other income (expense)                                                                           (24)
                                                                                                              -------------
                                                                                                                     (1,140)

Income (loss) before income taxes (benefit)                                                                          (3,216)
Income taxes (benefit)                                      (482)  (g)           (815)  (g)         542  (g)         (1,081)
                                                                                                              -------------

Net income (loss)                                                                                             $      (2,134)
                                                                                                              ==============


Weighted average shares outstanding                                                                               8,841,053  (h)
                                                                                                              ==============

Net income (loss) per share                                                                                   $       (0.24)
                                                                                                              ==============


                  See notes to pro forma financial statements



                                                                  Physician Support Systems, Inc.
                                                                 Pro Forma Statement of Operations
                                                                Nine Months Ended September 30, 1996
                                                                            (Unaudited)
                                                                              ($000's)

                                                                               Pro Forma
                                    Physician Support                        Adjustments     Pro Forma    Pro Forma
                                    Systems, Inc. and   Acquired                Acquired   Adjustments     Offering
                                         Subsidiaries Businesses  MARS Group  Businesses    MARS Group  Adjustments    Pro Forma
                                     ---------------- ----------  ----------  ----------    ----------  -----------    ---------
                                           $  48,557    $  9,419   $   6,592                                          $   64,569
Revenues
Operating Expenses:

          Wages and salaries                  25,085       5,438       3,640                                              34,162
          General and administrative          17,822       3,456       1,927                                              23,205
          Depreciation and amortization        3,791         234         102        735  (c)     341  (c)                  5,204
          Interest expense                       131         235          16       (149) (d)     374  (e)    (103) (f)       504
          Other, net                             123          (7)                                                            116
          Merger costs                         2,350                                                                       2,350
          Restructuring charge                 2,500          -           -                                                2,500
                                           ---------     -------    --------

Income (loss) before income taxes (benefit)   (3,244)         63         907                                              (3,472)
Income taxes (benefit)                            (5)         -            3       (209) (g)      74  (g)      41  (g)       (96)
                                           ---------    --------    --------                                          ----------

Net income (loss)                          $  (3,239)   $     63   $     905                                          $   (3,376)
                                           =========    ========   =========                                          ==========

Weighted average shares outstanding                                                                                    8,841,053 (h)
                                                                                                                      ==========
Net income (loss) per share                                                                                           $    (0.38)
                                                                                                                      ==========

                  See notes to pro forma financial statements

1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

        (a) Adjustment to reclassify undistributed S Corporation earnings to additional paid-in capital and to reflect the acquisition of the MARS Group by PSS. The purchase price of $10,402,000 (including $7,117,000 of cash and 175,439 shares of common stock valued at $2,785,000 and including transaction fees of approximately $500,000) is allocated as follows:

                                                        ($000S)
                                                        -------
Current assets......................................    $ 2,780
Fixed and other assets..............................        506
Goodwill............................................      8,906
Current liabilities.................................     (1,504)
Long-term liabilities...............................       (287)
                                                        -------
        Total purchase price........................    $10,402
                                                        =======

Goodwill is being amortized over 20 years. The adjustment to accrued expenses includes estimated costs of exiting certain redundant facilities and activities.


2. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

        (b) Adjustment to reflect the decrease in compensation expense as a result of employment agreements with NCHCM executive officers entered into as a result of the acquisition by PSS.

        (c) Adjustment to reflect the increase in amortization expense associated with the intangible assets recorded by PSS in purchase accounting related to the acquisitions. The goodwill associated with the acquisitions is being amortized on a straight line basis over an estimated life of 20 years.

        (d) Adjustment to decrease interest expense at EEC as a result of repayment of demand notes with PSS stock.

        (e) Adjustment to reflect increase in interest expense as a result of MARS acquisition.

        (f) Adjustment to reflect the decrease in interest expense associated with the repayment of long-term debt as a result of the offering.

        (g) Adjustment to reflect the income tax effects of the acquisitions or adjustments shown herein.

        (h) The weighted average shares outstanding used to calculate pro forma earnings per share is 8,841,053 shares, representing the number of shares issued and outstanding as a result of the Company's initial public offering, the acquisition of ALM, the merger with SSI, the merger with EEC, the acquisition of MIS and the acquisition of The MARS Group.

        (C) EXHIBITS.

99.1 -- Physician Support Systems, Inc., Form 10-K (File 33-80731) for the year ended December 31, 1995, previously filed and incorporated herein by reference.

99.2 -- Physician Support Systems, Inc., Form 10-Q (File 33-80731) for the quarter ended September 30, 1996, previously filed and incorporated herein by reference.

99.3 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated May
            14, 1996, as amended by Amendment No. 1 thereto dated July 15, 1996, previously filed and incorporated herein by reference.

99.4 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated June
            4, 1996, as amended by Amendment No. 1 thereto dated August 2, 1996, previously filed and incorporated herein by reference.

99.5 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated July
            8, 1996, as amended by Amendment No. 1 thereto dated September 6,
            1996, previously filed and incorporated herein by reference.

99.6 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated
            September 13, 1996, as amended by Amendment No. 1 thereto dated
            November 12, 1996, previously filed and incorporated herein by reference.

99.7 --     Physician Support Systems, Inc. Form 8-K (File 33-80731) dated
            September 16, 1996, as amended by Amendment No. 1 thereto dated
            November 15, 1996, previously filed and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its report to be signed on its behalf by the undersigned hereunder duly authorized.

                              PHYSICIAN SUPPORT SYSTEMS, INC.



Date:  February 28, 1997.         By: /s/ David S. Geller
                                     --------------------------------
                                     David S. Geller
                                     Senior Vice President and Chief
                                       Financial Officer